ARMOUR RESIDENTIAL REIT, Inc. Company Update April 17, 2014

PLEASE READ: Important Regulatory and Yield Estimate Risk Disclosures 2 Certain statements made in this presentation regarding ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”), and any other statements regarding ARMOUR’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. Forward-looking statements include but are not limited to statements regarding the projections for ARMOUR’s business and plans for future growth and operational improvements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements. ARMOUR assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This material is for information purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation for any securities, financial instruments, or common or privately issued stock. The statements, information and estimates contained herein are based on information that the presenter believes to be reliable as of today's date, but cannot be represented that such statements, information or estimates are complete or accurate. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. Estimated yields do not reflect any of the costs of operation of ARMOUR. THE INFORMATION PRESENTED HEREIN IS UNAUDITED AND UNREVIEWED.

ARR Portfolio Commentary 3 During the first quarter of 2014 and through mid-April of this year, ARMOUR Residential REIT completed the sale of its 25 year and 30 year Fannie Mae and Freddie Mac fixed rate pass-through securities in order to purchase 15 year and 20 year Fannie Mae and Freddie Mac pass-throughs. This allows the company to reduce spread risk and improve hedging efficiency. These shorter effective maturity securities also produce higher levels of scheduled amortization. If mortgage securities decline in price relative to benchmark treasuries, 25 and 30 year pass-throughs will typically have a more severe price reaction than 15 year and 20 year pass-throughs. By selling the longer maturity securities in favor of the shorter maturity securities, ARMOUR believes it has reduced the price volatility of its investment portfolio. Furthermore, the current mortgage yield environment allows ARMOUR to purchase the 15 year and 20 year mortgage backed securities at prices that should support the $0.05 a month dividend throughout 2014 while maintaining prudent levels of leverage. The portfolio change also makes our hedging much more efficient. ARMOUR’s hedging strategies include using interest rate swaps where the company pays fixed interest rates and receives floating interest rates. Recently effective regulations under the Dodd- Frank legislation require new interest rate swaps to be cleared through central exchanges, instead of directly with counterparties “over the counter.” Clearing has also resulted in initial margin requirements on new interest rate swaps that are four to five times the previous levels. Initial margin amounts tie up the company’s capital and liquidity until the swap matures or is unwound. ARMOUR’s management team concluded that using ten year exchange cleared swaps, with their new initial margin requirements, would be too capital intensive and there were no cost-effective alternatives available to hedge funding on 25 year and 30 year pass-through securities. On the other hand, ARMOUR can utilize five year swaps and swaptions, as well as swap and Euro-dollar futures, all of which have lower initial margin requirements, to cost-effectively hedge the funding for 15 year and 20 year pass- through securities. The higher rate of scheduled amortization of the shorter maturity securities also offers increased opportunities to optimize reinvestment in the future compared to 25 and 30 year pass-through securities.

ARMOUR Capitalization, Dividend Policy, Transparency and Manager • Portfolio and liability details are updated monthly at www.armourreit.com. • Premium amortization is expensed monthly as it occurs. No yield smoothing. • Hedge positions are marked-to-market daily (GAAP/Tax differences). • Non-Executive Board Chairman. Transparency and Governance 4 ARMOUR REIT Manager and Fee Structure • ARMOUR REIT is externally managed by ARMOUR Residential Management LLC. • Accretive fee structure: effective fee percentage declines as equity increases. • Gross equity raised up to $1.0 billion, 1.5% (per annum) of gross equity raised. • Gross equity raised in excess of $1.0 billion, 0.75% (per annum) of gross equity raised. • Current weighted average fee is 1.026% (per annum) of gross equity raised. Common Stock Dividend Policy and Taxable REIT Income Market Capitalization • 357,032,948 shares of common stock outstanding (NYSE: “ARR”). • 2,180,572 shares of Series A Preferred Stock outstanding (NYSE: “ARR PrA”). • 5,650,000 shares of Series B Preferred Stock outstanding (NYSE: “ARR PrB”). • Market capitalization of $1.5 billion of common and $193.3 million of preferred. • 17,371,003 shares have been repurchased since May 15, 2013 . • ARMOUR pays common stock dividends monthly. • Dividends are announced based on estimates of future taxable REIT income. • The 2014 monthly common stock dividend rate is $0.05 per month. • Dividend schedule is on the following page. Information as of 4/15/2014.

ARMOUR 2014 Monthly Dividend Schedule 5 Month Dividend Holder of Record Date Payment Date January 2014 $0.05 January 15, 2014 January 30, 2014 February 2014 $0.05 February 14, 2014 February 27, 2014 March 2014 $0.05 March 17, 2014 March 28, 2014 April 2014 $0.05 April 15, 2014 April 29, 2014 May 2014 $0.05 May 15, 2014 May 29, 2014 June 2014 $0.05 June 16, 2014 June 27, 2014 July 2014 $0.05 July 15, 2014 July 30, 2014 August 2014 $0.05 August 15, 2014 August 29, 2014 September 2014 $0.05 September 15, 2014 September 29, 2014 October 2014 $0.05 October 15, 2014 October 30, 2014 November 2014 $0.05 November 17, 2014 November 26, 2014 December 2014 $0.05 December 15, 2014 December 30, 2014

ARMOUR Balance Sheet Targets ARMOUR invests in Agency mortgage securities. Net balance sheet weighted average duration target of 1.5 or less. • 4.25 gross asset duration. • -3.11 hedge duration. • 1.15 net balance sheet duration. Hedge a minimum of 40% of assets and funding rate risk. • $15.3 billion in derivatives (swaps, swaptions, and futures). • 91.5% of assets hedged with derivatives. • 101.3% of repurchase agreements hedged with derivatives. Hold 40% of unlevered equity in cash between prepayment periods. • $1,056.7 million in total liquidity. • $540.7 million in true cash. • $371.4 million in unlevered securities. • $144.5 million in short term Agency P&I. Long term debt to equity target of 8x - 9x. • $15.1 billion in net REPO borrowings. • 8.0 x Q4 2013 shareholders’ equity. 6 Assets Duration Hedging Liquidity Leverage Information as of 4/15/2014.

ARMOUR Portfolio Strategy and Investment Methodology

Management has a focused and disciplined approach to evaluating assets for inclusion in the ARMOUR portfolio. ARMOUR employs a strong bias toward a 'buy and hold' strategy rather than a 'trading' strategy. ARMOUR will strategically sell assets when it believes market conditions warrant.

- **Diversify Broadly**
  - Diversification limits idiosyncratic pool risk.
  - Over 1000 cusips.

- **Highly Liquid Assets**
  - Purchase those Agency securities that are highly liquid (easily traded and priced).
  - ARMOUR purchases "pass-through" securities.
  - No collateralized mortgage obligations ("CMOs").

- **Diversified Sources**
  - Source assets through a mix of direct purchases from:
    - Originators.
    - Dealer inventories.
    - Institutional investors.

- **Loan Analysis – Inelasticity vs. Elasticity**
  - Credit work on non-credit assets.
  - Original and current loan balance.
  - Year of origination.
  - Originating company, third-party originators.
  - Loan seasoning.
  - Principal amortization schedule.
  - Original loan-to-value ratio.
  - Geography.

- **Pool Analysis**
  - NO TBA pools – Only specified pools.
  - Prepayment history.
  - Prepayment expectations.
  - Premium over par.
  - "Hedgability."
  - Liquidity.

ARMOUR RESIDENTIAL REIT

Information as of 4/15/2014.

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ARMOUR Portfolio Composition 8 Information as of 4/15/2014. Portfolio value is based on independent third-party pricing. Portfolio information includes all forward settling trades. Some totals may not foot due to rounding. 0-18 162.6$ 81.0% 3.80/4.26 9 19-36 30.8$ 15.3% 3.92/4.26 27 37-48 7.3$ 3.6% 3.77/4.30 40 Total 200.6$ 100.0% 3.81/4.26 13 ARM & Hybrid Securities Months to Reset Current Value (millions) Weighted Average Months to Reset Percentage of ARM & Hybrid Securities Weighted Average Net/Gross Coupon Agency Multifamily Ballooning in 12 Months or Less 218.2$ 1.3% 3.58/4.93 Fixed Rates Maturing in 120 Months or Less 1.5$ 0.0% 5.33/5.90 Fixed Rates Maturing Between 121 and 180 Months 11,593.2$ 70.0% 3.26/3.74 Fixed Rates Maturing Between 181 and 240 Months 4,750.5$ 28.7% 3.53/4.03 Total 16,563.4$ 100.0% 3.34/3.84 Current Value (millions) Percentage of Fixed Rate Securities Weighted Average Net/Gross Fixed Rate Securities

ARMOUR Portfolio Constant Prepayment Rates (“CPR”) 9 ARMOUR expenses premium amortization monthly as it occurs. Constant Prepayment Rate (“CPR”) is the annualized equivalent of single monthly mortality (“SMM”). CPR attempts to predict the percentage of principal that will prepay over the next twelve months based on historical principal pay downs. CPR is reported on the 4th business day of the month for the previous month's prepayment activity.

ARMOUR Portfolio and Derivatives Duration Detail

Agency Asset Class		Current Value (millions)	Weighted Average Purchase Price	Weighted Average Current Market	Weighted Average Net/Gross	Estimated Effective Duration Using Current Values
ARMs & Hybrids	$	200.6	104.7%	106.3%	3.81/4.26	1.38
Agency Multifamily Ballooning in 120 Months or Less	$	218.2	103.2%	103.7%	3.58/4.93	7.61
Fixed Rates Maturing in 120 Months or Less	$	1.5	105.5%	107.6%	5.33/5.90	2.57
Fixed Rates Maturing Between 121 and 180 Months	$	11,593.2	104.2%	104.3%	3.26/3.74	4.09
Fixed Rates Maturing Between 181 and 240 Months	$	4,750.5	105.5%	103.8%	3.53/4.03	4.74
Total or Weighted Average	**$**	**16,764.0**	**104.6%**	**104.2%**	**3.34/3.84**	**4.29**

	Duration Contribution to Balance Sheet
Agency Assets	4.25
Interest Rate Swaps & Eurodollar Futures	-2.92
Interest Rate Swaptions	-0.19
Net Balance Sheet Duration	**1.15**

	Amount (millions)	Total Hedge %
Assets	$ 16,764.0	91.5%
Net Repo Balance	$ 15,139.6	101.3%

Duration estimates are derived from third-party software. Actual realized yields, durations and net durations described herein will depend on a number of factors that cannot be predicted with certainty. If rates decline, the value of our derivatives will typically decline. Inversely, if rates increase, the value of our derivatives will typically increase.

Information as of 4/15/2014. Portfolio value is based on independent third-party pricing. Portfolio information includes all forward settling trades. Some totals may not foot due to rounding.

ARMOUR RESIDENTIAL REIT

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ARMOUR Derivatives Detail 11 Active swap/swaption counterparties include: Citibank, N.A., Credit Suisse International, Deutsche Bank AG, JP Morgan Chase, N.A., Nomura Global Financial Products Inc., UBS AG, and Wells Fargo Bank, N.A. Information as of 4/15/2014. Some totals may not foot due to rounding. Derivative Type Remaining Term Weighted Average Remaining Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swap 0-12 Months 10 305.0$ 1.59 Interest Rate Swap 13-24 Months 21 2,625.0$ 1.10 Interest Rate Swap 25-36 Months 27 900.0$ 1.42 Interest Rate Swap 37-48 Months 42 650.0$ 0.80 Interest Rate Swap 49-60 Months 0 -$ 0.00 Interest Rate Swap 61-72 Months 70 300.0$ 1.48 Interest Rate Swap 73-84 Months 0 -$ 0.00 Interest Rate Swap 85-96 Months 0 -$ 0.00 Interest Rate Swap 97-108 Months 103 5,250.0$ 1.79 Eurodollar Futures 0-17 Months 9 55.0$ 1.97 Total or Weighted Average 67 $ 10,085.0 1.50 Interest Rate Swaptions Underlying Swap Term Weighted Average Remaining Option Term (Months) Notional Amount (millions) Weighted Average Rate Interest Rate Swaptions 60 Months 6 4,000.0$ 2.73 Interest Rate Swaptions 120 Months 5 1,250.0$ 3.63 Total or Weighted Average 6 $ 5,250.0 2.94

ARMOUR REPO Composition

	REPO Counter-Party[1]		Principal Borrowed (millions)	Percentage of REPO Positions with ARMOUR	Weighted Average Maturity in Days	Weighted Average Original Term in Days	Longest Maturity in Days
1	J.P. Morgan Securities LLC	$	1,261.5	8.3%	81	116	182
2	Merrill Lynch, Pierce, Fenner & Smith Inc.	$	1,148.4	7.5%	68	97	164
3	BNP Paribas Securities Corp.	$	1,001.7	6.6%	46	126	121
4	Credit Suisse Securities (USA) LLC	$	955.1	6.3%	32	82	72
5	Barclays Capital Inc.	$	922.0	6.0%	19	80	34
6	Wells Fargo Bank, N.A.	$	834.6	5.5%	13	30	29
7	ICBC Financial Services LLC	$	787.3	5.2%	80	107	167
8	Nomura Securities International, Inc.	$	747.9	4.9%	44	78	84
9	Citibank, N.A.	$	700.0	4.6%	271	364	332
10	The Bank of Nova Scotia	$	693.1	4.5%	16	61	66
11	RBS Securities Inc.	$	666.7	4.4%	23	67	58
12	Mitsubishi UFJ Securities (USA), Inc.	$	608.9	4.0%	14	78	24
13	Morgan Stanley & Co. LLC	$	568.1	3.7%	19	83	29
14	Daiwa Securities America Inc.	$	491.8	3.2%	37	80	86
15	Royal Bank of Canada	$	485.8	3.2%	24	73	86
16	Citigroup Global Markets Inc.	$	484.1	3.2%	11	77	34
17	ING Financial Markets LLC	$	373.8	2.4%	19	30	29
18	South Street Securities LLC	$	369.7	2.4%	6	34	6
19	CRT Capital Group LLC	$	344.9	2.3%	72	92	72
20	Mizuho Securities USA Inc.	$	330.5	2.2%	49	85	63
21	KGS-Alpha Capital Markets, L.P.	$	296.5	1.9%	12	66	70
22	UBS Securities LLC	$	274.0	1.8%	78	91	91
23	Guggenheim Securities, LLC	$	202.4	1.3%	42	67	169
24	The Bank of New York Mellon	$	200.0	1.3%	168	183	168
25	Pierpont Securities LLC	$	176.6	1.2%	27	83	34
26	Goldman, Sachs & Co.	$	171.7	1.1%	38	88	42
27	Natixis Financial Products LLC	$	82.0	0.5%	35	90	42
28	Deutsche Bank Securities Inc.	$	79.3	0.5%	27	32	27
29	E D & F Man Capital Markets Inc.	$	12.3	0.1%	27	90	27
	Total or Weighted Average	**$**	**15,270.9**	**100.0%**	**52**	**96**	

Weighted Average Repo Rate	0.37%
Weighted Average Haircut	4.95%

April Paydowns	(131.3)
Net REPO after Paydowns	15,139.6
Debt to Quarter End Shareholders' Equity Ratio	8.0

(1) ARMOUR has signed MRAs with 37 counterparties.

Information as of 4/15/2014.
Some totals may not foot due to rounding.

ARMOUR RESIDENTIAL REIT

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13 www.armourreit.com ARMOUR Residential REIT, Inc. 3001 Ocean Drive Suite 201 Vero Beach, FL 32963 772-617-4340